As filed with the Securities and Exchange Commission on August 5, 2026

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
OneSpan Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	36-4169320
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1 Marina Park Drive, Unit 1410, Boston, Massachusetts 02210	02210
(Address of Principal Executive Offices)	(Zip Code)

2019 Omnibus Incentive Plan
(Full Title of the Plan)
Lara Mataac
General Counsel
OneSpan Inc.
1 Marina Park Drive, Unit 1410
Boston, Massachusetts 02210
(Name and Address of Agent For Service)

 (312)  766-4001
(Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Item 1. Plan Information.
The information required by Item 1 is omitted from this registration statement and included in documents sent or given to participants in the plan covered by this registration statement pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”), and the Note to Part I of Form S-8.

Item 2. Registrant Information and Employee Plan Annual Information.
The written statement required by Item 2 is omitted from this registration statement and included in documents sent or given to participants in the plan covered by this registration statement pursuant to Rule 428(b)(1) of the Securities Act and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The registrant is subject to the informational and reporting requirements of Sections 13(a), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the “Commission”). The following documents, which are on file with the Commission, are incorporated in this registration statement by reference:

(a) the registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as filed with the Commission on February 26, 2026, including the information specifically incorporated by reference into the Annual Report on Form 10-K from our definitive proxy statement for the 2026 Annual Meeting of Stockholders filed with the Commission on April 23, 2026;

(b) the registrant’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2026 and June 30, 2026, as filed with the Commission on April 30, 2026 and August 4, 2026;

(c) the registrant’s Current Reports on Form 8-K as filed with the Commission on May 11, 2026 and June 5, 2026; and

(d) The description of the registrant’s securities contained in the Registration Statement on Form 8-A (File No. 000-24389) as filed by the registrant with the Commission under Section 12 of the Exchange Act on June 4, 1998, as the description therein has been updated by the description of the registrant’s capital stock contained in Exhibit 4.2 to the registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (File No. 000-24389), as filed with the Commission on March 6, 2024, and including any amendments and reports filed for the purpose of updating such description.

All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.
Not applicable.
Item 5. Interests of Named Experts and Counsel.
Not applicable.
Item 6. Indemnification of Directors and Officers.

The following summary is qualified in its entirety by reference to the complete General Corporation Law of the State of Delaware (“DGCL”) and the registrant’s Certificate of Incorporation and Amended and Restated By-laws.

Section 145 of the DGCL empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. A Delaware corporation may indemnify directors, officers, employees and other agents of such corporation in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the person to be indemnified has been adjudged to be liable to the corporation. Where a director, officer, employee or agent of the corporation is successful on the merits or otherwise in the defense of any action, suit or proceeding referred to above or in defense of any claim, issue or matter therein, the corporation must indemnify such person against the expenses (including attorneys’ fees) which he or she actually and reasonably incurred in connection therewith.

The registrant’s Amended and Restated By-laws contain provisions that provide for indemnification of officers and directors to the fullest extent permitted by, and in the manner permissible under, the DGCL.

Section 102(b)(7) of the DGCL provides, generally, that a corporation’s certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director or officer to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, provided that such provision may not eliminate or limit the liability of (i) a director or officer for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) a director or officer for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) a director under Section 174 of the DGCL, (iv) a director or officer for any transaction from which the director or officer derived an improper personal benefit, or (v) an officer in any action by or in the right of the corporation. No such provision may eliminate or limit the liability of a director or officer for any act or omission occurring prior to the date when such provision became effective.

As permitted by Section 102(b)(7) of the DGCL, the registrant’s Amended Certificate of Incorporation contains a provision eliminating the personal liability of a director to the registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, subject to certain exceptions.

The registrant maintains policies insuring its officers and directors against certain liabilities, including liabilities under the Securities Act. The registrant has also entered into indemnification agreements with each of its directors and executive officers. Generally, these agreements attempt to provide the registrant’s directors and executive officers with the maximum protection permitted by Delaware law with respect to indemnification. The indemnification agreements provide that the registrant will pay certain amounts incurred by its directors and executive officers in connection with any civil, criminal, administrative or investigative action or proceeding. Such amounts include any reasonable expense, including attorneys’ fees, judgments, civil or criminal fines, settlement amounts and other expenses customarily incurred in connection with legal proceedings.

Item 7. Exemption from Registration Claimed.
Not applicable.
Item 8. Exhibits.
The following exhibits are incorporated herein by reference:

Number	Description
4.1
Certificate of Incorporation of the registrant, as amended (incorporated by reference to Exhibit 3.1 to the registrant’s Quarterly Report on Form 10-Q (File No. 000-24389) filed with the Commission on August 4, 2022)

4.2
Amended and Restated By-laws of the registrant, effective as of January 30, 2023 (incorporated by reference to the registrant’s Current Report on Form 8-K (File No. 000-24389) filed with the Commission on February 1, 2023)

5.1*	Opinion of Lara Mataac
23.1*	Consent of Lara Mataac (included in Exhibit 5.1)
23.2*	Consent of KPMG LLP, independent registered public accounting firm
24.1*	Power of attorney (included on the signature pages of this registration statement)
99.1*
Amended and Restated 2019 Omnibus Incentive Plan, as amended (incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K (File No. 000-24389) filed with the Commission on June 5, 2026)

107*	Filing Fee Table
*Filed herewith

Item 9. Undertakings.

1. The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

 SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Needham, Commonwealth of Massachusetts, on this 5th day of August, 2026.

ONESPAN INC.

By:	/s/ Jorge Martell
Jorge Martell
Chief Financial Officer

POWER OF ATTORNEY AND SIGNATURES

Each of the undersigned, in his or her capacity as an officer or director, or both, as the case may be, of OneSpan Inc. does hereby appoint Victor Limongelli and Jorge Martell, and each of them severally, his or her true and lawful attorneys or attorney to execute in his or her name, place and stead, in his or her capacity as director or officer, or both, as the case may be, this registration statement on Form S-8 filed herewith and any and all amendments thereto and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission. Each of said attorneys shall have power to act hereunder with or without the other attorney and shall have full power and authority to do and perform in the name and on behalf of each of said directors or officers, or both, as the case may be, every act whatsoever requisite or necessary to be done in the premises, as fully and to all intents and purposes as to which each of said officers or directors, or both, as the case may be, might or could do in person, hereby ratifying and confirming all that said attorneys or attorney may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Victor Limongelli	Chief Executive Officer (Principal Executive Officer)	August 5, 2026
Victor Limongelli

/s/ Jorge Martell	Chief Financial Officer (Principal Financial and Accounting Officer)	August 5, 2026
Jorge Martell

/s/ Garry Capers	Director	August 5, 2026
Garry Capers

/s/ Marc D. Boroditsky	Director	August 5, 2026
Marc D. Boroditsky

/s/ Sarika Garg	Director	August 5, 2026
Sarika Garg

/s/ Marianne Johnson	Director	August 5, 2026
Marianne Johnson

/s/ Michael McConnell	Director	August 5, 2026
Michael McConnell

/s/ Alfred Nietzel	Director	August 5, 2026
Alfred Nietzel

/s/ Marc Zenner	Director	August 5, 2026
Marc Zenner